News Release

Unisys Announces Third-Quarter 2016 Financial Results, Reaffirms Full-Year Guidance

3Q 2016:

•	Operating cash flow increase of $87 million year over year to $43 million; free cash flow(1) increase of $106 million to $6 million

•
Total Contract Value (TCV)(2) signed increase of 22 percent on a year-to-date basis versus the comparable period last year, including more than $1.1 billion of TCV signings in the third quarter. Services backlog of $4.1 billion, up 6.7 percent versus the prior quarter

•	Operating profit margin of (1.4) percent, relative to operating profit margin of 1.2 percent in 3Q 2015; non-GAAP operating profit margin(3) of 6.7 percent, relative to 7.2 percent in 3Q 2015

•	Revenue of $683 million, down 7.6 percent, or 5.9 percent on a constant-currency basis(4), year over year

•	Unisys reaffirms full-year guidance for total company revenue, non-GAAP operating profit margin and adjusted free cash flow

BLUE BELL, Pa., October 25, 2016 - Unisys Corporation (NYSE: UIS) today reported third-quarter 2016 results highlighted by strong cash flow growth. Additionally, the company saw strong contract signings, with Total Contract Value (TCV) signings up 22 percent on a year-to-date basis versus the comparable period last year, including more than $1.1 billion in TCV signings in the quarter. Services backlog of $4.1 billion as of the end of the third quarter was up 6.7 percent sequentially.

“Our year-to-date results show progress toward achieving our goals for 2016 with respect to improving operating profit margin and cash flow generation. Revenues also continue to track in line with our full-year guidance for 2016,” said Unisys President and CEO Peter Altabef. “We continue to execute on the strategy we began in 2015, and we are beginning to see traction with our vertical go-to-market approach, in addition to bringing a pervasive security focus to all of our offerings.”

Summary of Third-Quarter 2016 Business Results
Company:

•
Operating cash flow increased by $87 million versus the prior year to $43 million. The company generated free cash flow of $6 million for the third quarter, an improvement of $106 million year-over-year. Adjusted free cash flow(5) in the third quarter increased $105 million from the prior year. This represented the fourth consecutive quarter of positive operating cash flow and adjusted free cash flow.

•
The company saw strong contract signings in the third quarter, with TCV signed up 22 percent on a year-to-date basis, including more than $1.1 billion of TCV signings in the quarter. Services backlog ended the third quarter at $4.1 billion, up 6.7 percent sequentially.

•
Operating profit margin of (1.4) percent includes cost-reduction and other charges and pension expense. Third-quarter 2016 non-GAAP operating profit margin was 6.7 percent, down slightly versus the third quarter 2015. On a year-to-date basis, however, operating profit margin was 0.6 percent, representing a 380 basis point increase over the corresponding year-to-date period for 2015, reflective of the company’s ongoing cost-cutting efforts. On a year-to-date basis, 2016 non-GAAP operating profit margin was 7.0 percent, an increase of 340 basis points relative to the corresponding year-to-date period in 2015.

•
During the third quarter 2016, the company continued to execute on its cost-reduction program, largely related to headcount reductions, that are anticipated to result in $30 million of incremental annualized cost savings, bringing the total to date to $185 million against a plan of $200 million exiting 2016, with up to another $30 million anticipated in 2017.

•	Revenue of $683 million declined 7.6 percent year over year or 5.9 percent on a constant-currency basis.

•	At September 30, 2016, the company had $443 million in cash.
Services:

•	Services revenue, which represented 88 percent of total revenue, declined by 8.4 percent to $601 million, down 6.7 percent in constant currency.

•
Services gross margin was down 60 basis points year over year. Nearly two-thirds of this is attributable to some favorable contracts in 2015 within the Federal business. Excluding this and ongoing investments in additional solutions capabilities, the margins for the remaining services business would have been up year over year. Services operating profit margin was down 220 basis points to 2.6 percent (also due in part to ongoing investments at the gross margin and SG&A level). Services operating profit margin saw an increase of 50 basis points sequentially relative to the prior quarter and represented the strongest quarterly operating margin for Services in 2016.
Technology:

•	Technology revenue, which represented 12 percent of total revenue, was roughly flat year-over-year, at $82 million versus $83 million in the same quarter last year.

•	Technology operating profit margin improved to 32.3 percent from 20.7 percent in the prior year, reflective of the cost-reduction program.

Continued Execution on Business Strategy
The company recently entered into several key contracts in each of its sectors of focus:

•
U.S. Federal Sector: Unisys was selected by U.S. Customs and Border Protection, part of the Department of Homeland Security, to modernize the agency’s technology for identifying people and vehicles entering and exiting the U.S.

•
Public Sector: Unisys was awarded a contract by the Philippine Statistics Authority to design and operate phase 2 of its Civil Registry System modernization project. Under the 12-year contract, which was the largest contract the company entered into in the third quarter, Unisys will deliver digital government services to modernize the Civil Registry System and manage the end-to-end process to originate, authenticate, secure and issue civil registry documents such as birth certificates to citizens.

•
Financial Services Sector: In financial services, Unisys grew its long-standing relationship with Prudential Plc., a British multinational life insurance and financial services company headquartered in London. In addition to Prudential’s use of the company’s ClearPath Forward technology to support its core Life & Pensions business applications, Unisys is now also providing a fast, automated disaster recovery solution to ensure uninterrupted service.

•
Commercial Sector: Unisys has entered into a contract with TravelSky, the leading provider of information technology solutions for China’s aviation and travel industry, to provide expanded processing power for their reservation and distribution systems that run on the company’s ClearPath Forward technology. This work will build on the momentum of Unisys’ recent success with TravelSky toward migrating their passenger sales and service applications to the company’s AirCore next-generation passenger system.

Conference Call
Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (GAAP), the company’s results reflect charges that the company believes are not indicative of its ongoing operations and that can make its profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of pension and cost-reduction and other expense. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(1) Free cash flow - The defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts required for reinvestment.

(2) Total Contract Value - TCV is the estimated total contractual revenue related to signed contracts.

(3) Non-GAAP operating profit - Unisys recorded pretax pension expense and a pretax charge in connection with cost-reduction and other expense. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance.

(4) Constant currency - The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

(5) Adjusted free cash flow - Because inclusion of the company’s pension contributions and cost-reduction payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments and is more indicative of its on-going operations. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

(6) Non-GAAP diluted earnings per share - Unisys recorded pension expense and a charge in connection with cost-reduction and other expense. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the non-GAAP diluted earnings/loss per share calculations. The tax amounts presented for pension expense and cost-reduction and other expense for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for pension expense, cost-reduction and other expense.

(7) EBITDA & adjusted EBITDA - Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income) provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes pension expense, cost-reduction and other expense, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation.

About Unisys
Unisys is a global information technology company that works with many of the world's largest companies and government organizations to solve their most pressing IT and business challenges. Unisys specializes in providing integrated, leading-edge solutions to clients in the government, financial services and commercial markets. With more than 20,000 employees serving clients around the world,

Unisys offerings include cloud and infrastructure services, application services, security solutions, and high-end server technology. For more information, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, total contract value or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning total contract value are based, in part, on the assumption that all options of the contracts included in the calculation of such value will be exercised and that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include the company’s ability to effectively anticipate and respond to volatility and rapid technological innovation in its industry; the company’s ability to improve margins in its services business; the company’s ability to sell new products while maintaining its installed base in its technology business; the company’s ability to access financing markets to refinance its outstanding debt; the company’s ability to realize anticipated cost savings and to successfully implement its cost reduction initiatives to drive efficiencies across all of its operations; the company’s significant pension obligations and requirements to make significant cash contributions to its defined benefit plans; the company’s ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; the risks of doing business internationally when a significant portion of the company’s revenue is derived from international operations; the potential adverse effects of aggressive competition in the information services and technology marketplace; the company’s ability to retain significant clients; the company’s contracts may not be as profitable as expected or provide the expected level of revenues; cybersecurity breaches could result in significant costs and could harm the company’s business and reputation; a significant disruption in the company’s IT systems could adversely affect the company’s business and reputation; the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the performance and capabilities of third parties with whom the company has commercial relationships; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters; contracts with U.S. governmental agencies may subject the company to audits, criminal penalties, sanctions and other expenses and fines; the potential for intellectual property infringement claims to be asserted against the company or its clients; the possibility that pending litigation could affect the company’s results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com

###

RELEASE NO.: 1025/9461

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue
Services	$600.9	$656.0	$1,809.8	$1,956.5
Technology	82.4	83.2	289.2	268.7
	683.3	739.2	2,099.0	2,225.2
Costs and expenses
Cost of revenue:
Services	531.3	564.7	1,594.1	1,714.7
Technology	30.4	33.9	106.5	128.6
	561.7	598.6	1,700.6	1,843.3
Selling, general and administrative	120.0	115.4	345.8	389.6
Research and development	11.4	16.6	40.5	63.2
	693.1	730.6	2,086.9	2,296.1
Operating profit (loss)	(9.8)	8.6	12.1	(70.9)
Interest expense	7.7	3.0	19.9	8.3
Other income (expense), net	2.3	1.7	3.7	8.0
Income (loss) before income taxes	(15.2)	7.3	(4.1)	(71.2)
Provision for income taxes	9.9	14.9	34.2	33.3
Consolidated net income (loss)	(25.1)	(7.6)	(38.3)	(104.5)
Net income attributable to noncontrolling interests	3.1	2.0	8.2	6.5
Net income (loss) attributable to Unisys Corporation	$(28.2)	$(9.6)	$(46.5)	$(111.0)
Earnings (loss) per share attributable to Unisys Corporation
Basic	$(0.56)	$(0.19)	$(0.93)	$(2.22)
Diluted	$(0.56)	$(0.19)	$(0.93)	$(2.22)
Shares used in the per share computations (in thousands)
Basic	50,082	49,934	50,052	49,894
Diluted	50,082	49,934	50,052	49,894

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	Eliminations	Services	Technology
Three Months Ended September 30, 2016
Customer revenue	$683.3		$600.9	$82.4
Intersegment		$(5.8)	—	5.8
Total revenue	$683.3	$(5.8)	$600.9	$88.2
Gross profit percent	17.8%		16.7%	59.8%
Operating profit (loss) percent	(1.4)%		2.6%	32.3%
Three Months Ended September 30, 2015
Customer revenue	$739.2		$656.0	$83.2
Intersegment		$(11.9)	—	11.9
Total revenue	$739.2	$(11.9)	$656.0	$95.1
Gross profit percent	19.0%		17.3%	55.0%
Operating profit (loss) percent	1.2%		4.8%	20.7%

	Total	Eliminations	Services	Technology
Nine Months Ended September 30, 2016
Customer revenue	$2,099.0		$1,809.8	$289.2
Intersegment		$(17.3)	—	17.3
Total revenue	$2,099.0	$(17.3)	$1,809.8	$306.5
Gross profit percent	19.0%		15.9%	60.2%
Operating profit (loss) percent	0.6%		1.8%	36.0%
Nine Months Ended September 30, 2015
Customer revenue	$2,225.2		$1,956.5	$268.7
Intersegment		$(40.6)	0.1	40.5
Total revenue	$2,225.2	$(40.6)	$1,956.6	$309.2
Gross profit percent	17.2%		15.7%	49.0%
Operating profit (loss) percent	(3.2)%		1.9%	14.2%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	September 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$442.7	$365.2
Accounts and notes receivable, net	532.5	581.6
Inventories:
Parts and finished equipment	25.3	20.9
Work in process and materials	14.2	22.9
Prepaid expenses and other current assets	119.0	120.9	*
Total	1,133.7	1,111.5	*
Properties	889.2	876.6
Less-Accumulated depreciation and amortization	746.2	722.8
Properties, net	143.0	153.8
Outsourcing assets, net	183.0	182.0
Marketable software, net	137.7	138.5
Prepaid postretirement assets	79.3	45.1
Deferred income taxes	117.5	127.4	*
Goodwill	180.1	177.4
Other long-term assets	201.8	194.3	*
Total	$2,176.1	$2,130.0	*
Liabilities and deficit
Current liabilities
Notes payable	$—	$65.8
Current maturities of long-term-debt	220.4	11.0
Accounts payable	175.5	219.3
Deferred revenue	318.9	335.1
Other accrued liabilities	353.1	329.9	*
Total	1,067.9	961.1	*
Long-term debt	201.2	233.7	*
Long-term postretirement liabilities	1,943.9	2,111.3
Long-term deferred revenue	142.2	123.3
Other long-term liabilities	79.0	79.2	*
Commitments and contingencies
Total deficit	(1,258.1)	(1,378.6)
Total	$2,176.1	$2,130.0	*

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities
Consolidated net income (loss)	$(38.3)	$(104.5)
Add (deduct) items to reconcile consolidated net loss to net cash provided by (used for) operating activities:
Foreign currency transaction losses	0.4	8.0
Non-cash interest expense	4.9	—
Employee stock compensation	7.7	7.9
Depreciation and amortization of properties	28.6	34.1
Depreciation and amortization of outsourcing assets	39.7	41.2
Amortization of marketable software	48.0	50.3
Other non-cash operating activities	1.4	1.8
Loss on disposal of capital assets	2.0	6.1
Pension contributions	(104.0)	(115.6)
Pension expense	63.0	81.5
Increase in deferred income taxes, net	(2.7)	(2.8)
Decrease in receivables, net	59.9	11.7
Decrease (increase) in inventories	5.5	(7.7)
Decrease in accounts payable and other accrued liabilities	(45.3)	(121.4)
Increase (decrease) in other liabilities	10.5	(8.3)
Decrease in other assets	20.0	9.2
Net cash provided by (used for) operating activities	101.3	(108.5)
Cash flows from investing activities
Proceeds from investments	3,307.3	2,904.0
Purchases of investments	(3,331.6)	(2,884.2)
Investment in marketable software	(47.1)	(46.8)
Capital additions of properties	(18.3)	(40.2)
Capital additions of outsourcing assets	(41.4)	(80.4)
Other	(1.3)	6.1
Net cash used for investing activities	(132.4)	(141.5)
Cash flows from financing activities
Proceeds from issuance of long-term debt	213.5	31.8
Payments for capped call transactions	(27.3)	—
Issuance costs relating to long-term debt	(7.3)	—
Payments of long-term debt	(2.1)	(1.3)
Proceeds from exercise of stock options	—	3.7
Net (payments) proceeds from short-term borrowings	(65.8)	55.0
Financing fees	—	(0.2)
Net cash provided by financing activities	111.0	89.0
Effect of exchange rate changes on cash and cash equivalents	(2.4)	(40.2)
Increase (decrease) in cash and cash equivalents	77.5	(201.2)
Cash and cash equivalents, beginning of period	365.2	494.3
Cash and cash equivalents, end of period	$442.7	$293.1

UNISYS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months		Nine Months
		Ended September 30,		Ended September 30,
		2016	2015	2016	2015
	GAAP net income (loss) attributable to Unisys Corporation common shareholders	$(28.2)	$(9.6)	$(46.5)	$(111.0)

Cost reduction and other expense:	pretax	34.6	17.4	71.7	70.0
	tax provision (benefit)	(2.6)	(1.0)	(4.7)	(5.0)
	net of tax	32.0	16.4	67.0	65.0

Pension Expense:	pretax	21.2	27.2	63.0	81.5
	tax provision (benefit)	0.3	(0.6)	0.9	(1.6)
	net of tax	21.5	26.6	63.9	79.9

	Non-GAAP net income (loss) attributable to Unisys Corporation common shareholders	25.3	33.4	84.4	33.9

	Add interest expense on convertible notes	4.6	—	9.9	—

	Non-GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share	$29.9	$33.4	$94.3	$33.9

	Weighted average shares (thousands)	50,082	49,934	50,052	49,894

Plus incremental shares from assumed conversion:
	Employee stock plans	226	114	175	163
	Convertible notes	21,868	—	15,685	—

	Non-GAAP adjusted weighted average shares	72,176	50,048	65,912	50,057

	Diluted earnings (loss) per share

	GAAP basis
	GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share	$(28.2)	$(9.6)	$(46.5)	$(111.0)

	Divided by adjusted weighted average shares	50,082	49,934	50,052	49,894

	GAAP diluted earnings (loss) per share	$(0.56)	$(0.19)	$(0.93)	$(2.22)

	Non-GAAP basis
	Non-GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share	$29.9	$33.4	$94.3	$33.9

Divided by Non-GAAP adjusted weighted average shares		72,176	50,048	65,912	50,057

Non-GAAP diluted earnings (loss) per share		$0.41	$0.67	$1.43	$0.68

UNISYS CORPORATION
RECONCILIATION OF GAAP OPERATING PROFIT TO NON-GAAP OPERATING PROFIT
(Unaudited)
(Millions)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
GAAP operating profit (loss)	$(9.8)	$8.6	$12.1	$(70.9)

Cost reduction and other expense	34.6	17.4	71.7	70.0

FAS87 pension expense	21.2	27.2	63.0	81.5

Non-GAAP operating profit (loss)	$46.0	$53.2	$146.8	$80.6

Customer Revenue	$683.3	$739.2	$2,099.0	$2,225.2
GAAP operating profit (loss) %	(1.4)%	1.2%	0.6%	(3.2)%
Non-GAAP operating profit (loss) %	6.7%	7.2%	7.0%	3.6%

UNISYS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
Cash provided by (used for) operations	$42.5	$(44.1)	$101.3	$(108.5)
Additions to marketable software	(16.9)	(13.4)	(47.1)	(46.8)
Additions to properties	(7.3)	(15.5)	(18.3)	(40.2)
Additions to outsourcing assets	(12.6)	(27.7)	(41.4)	(80.4)
Free cash flow	5.7	(100.7)	(5.5)	(275.9)
Pension funding	39.9	39.9	104.0	115.6
Cost reduction payments	23.1	24.4	62.3	37.6
Adjusted free cash flow	$68.7	$(36.4)	$160.8	$(122.7)

UNISYS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
Net income (loss) attributable to Unisys Corporation common shareholders	$(28.2)	$(9.6)	$(46.5)	$(111.0)
Net income attributable to noncontrolling interests	3.1	2.0	8.2	6.5
Interest expense, net of interest income of $2.9, $3.0, $8.5, $6.7 respectively *	4.8	—	11.4	1.6
Provision for income taxes	9.9	14.9	34.2	33.3
Depreciation	23.3	26.5	68.3	75.3
Amortization	15.6	17.4	48.0	50.3
EBITDA	$28.5	$51.2	$123.6	$56.0

Pension Expense	21.2	27.2	63.0	81.5
Cost reduction and other expense	34.6	17.4	71.7	70.0
Non-cash share based expense	2.4	1.7	7.7	7.9
Other (income) expense adjustment**	0.6	1.3	4.8	(1.3)
Adjusted EBITDA	$87.3	$98.8	$270.8	$214.1

* Included in Other (income) expense, net on the Consolidated Statements of Income
** Other (income) expense, net as reported on the Consolidated Statements of Income less Interest income